UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2026 (June 16, 2026)
Commission File Number: 1-35106

AMC Global Media Inc.
(Exact name of registrant as specified in its charter)

Nevada		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer and Entry into Employment Agreement

On June 16, 2026, the Board of Directors (the “Board”) of AMC Global Media Inc. (the “Company”) appointed Hozefa Lokhandwala, age 51, as Executive Vice President and Chief Financial Officer of the Company, effective as of June 16, 2026. Mr. Lokhandwala previously served as an Independent Director for MSG Networks from 2024 to 2025. Prior to that, Mr. Lokhandwala served as Co-Chief Executive Officer of VICE Media Group in 2023, having previously held the position of Chief Strategy Officer from 2018 to 2023. Before joining VICE Media Group, Mr. Lokhandwala served as a Managing Director in the Media Investment Banking Group at J.P. Morgan for over twelve years, where as Head of Content & Entertainment Investment Banking he advised media clients on mergers and acquisitions, capital markets and corporate finance matters across diversified media, programming networks, film and entertainment, gaming, music and digital media. Before joining J.P. Morgan, he was an investment banker in the Media & Entertainment group at Bear Stearns and worked in the Business & Finance group at Morgan Lewis, where he advised clients on mergers and acquisitions and financing transactions. He holds an M.B.A. from Columbia Business School, a J.D. from Brooklyn Law School, and a B.A. from Oberlin College. He also serves on the Board of Trustees for Oberlin College, including as Chair of the Risk Management & Audit Committee.

In connection with Mr. Lokhandwala’s appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Lokhandwala and the Company entered into an employment agreement dated June 16, 2026 (the “CFO Employment Agreement”), which becomes effective as of the date thereof (the “CFO Effective Date”) and expires on June 30, 2029 (the “CFO Expiration Date”). The CFO Employment Agreement provides a minimum annual base salary of $750,000 (subject to annual review and potential increase in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”)). The CFO Employment Agreement also provides for an annual target bonus opportunity equal to 100% of actual salary dollars paid during the applicable year. The CFO Employment Agreement provides that Mr. Lokhandwala will participate, subject to his continued employment by the Company, in such long-term equity and other incentive programs that are made available in the future to similarly-situated executives of the Company. For each award cycle during the term of the CFO Employment Agreement, it is expected that Mr. Lokhandwala will receive annual grants of cash and/or equity awards with an annual aggregate target value of not less than $750,000. In addition, pursuant to the CFO Employment Agreement, on June 16, 2026, Mr. Lokhandwala received a pro-rated grant of long-term incentive awards for 2026 with a total target value of $375,000 consisting of (i) an award of restricted stock units with aggregate grant date fair value of $187,500 and (ii) a cash performance award with a target value of $187,500, which awards will vest in accordance with the vesting schedule applicable to previously approved 2026 long-term incentive awards granted to similarly-situated executives of the Company. Mr. Lokhandwala is eligible to participate in the Company’s standard benefit programs, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans.

If, prior to the CFO Expiration Date, Mr. Lokhandwala’s employment with the Company is terminated (i) by the Company other than for cause or (ii) by Mr. Lokhandwala for good reason and so long as cause does not then exist, then, subject to Mr. Lokhandwala’s execution of a severance agreement (including an effective release of claims), the Company will provide Mr. Lokhandwala with the following benefits and rights: (a) a cash severance payment in an amount determined by the Compensation Committee, but in no event less than two times the sum of Mr. Lokhandwala’s annual base salary and annual target bonus; (b) a prorated annual bonus for the year of termination and any unpaid annual bonus for the preceding year; (c) each of Mr. Lokhandwala’s outstanding long-term cash incentive awards and performance-based RSUs will immediately vest in full and be payable to the same extent that other similarly-situated executives receive payment; (d) each of Mr. Lokhandwala’s outstanding time-vested restricted stock or RSUs awards granted under plans of the Company generally will continue to vest in accordance with its original vesting schedule; and (e) each of Mr. Lokhandwala’s outstanding stock options and stock appreciation awards, if any, will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award.

If Mr. Lokhandwala ceases to be an employee of the Company prior to the CFO Expiration Date as a result of his death or physical or mental disability, and at such time cause does not exist, then, subject to Mr. Lokhandwala’s execution of a severance agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clause (b) above and each of Mr. Lokhandwala’s outstanding equity, cash incentive, stock option, and stock appreciation awards will vest and pay in full, whether or not subject to performance criteria; provided that if any such award is subject to performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be to the same extent that other similarly-situated executives at the Company receive payment.

The CFO Employment Agreement contains certain covenants by Mr. Lokhandwala, including a noncompetition agreement that restricts Mr. Lokhandwala’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company, if Mr. Lokhandwala’s employment terminates prior to the CFO Expiration Date.

The foregoing description of the terms of the CFO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K.

Employment Agreement with Michael J. Sherin III, Executive Vice President and Chief Accounting Officer

On June 16, 2026, the Company entered into a new employment agreement with Michael J. Sherin III to continue to serve as the Company’s Executive Vice President and Chief Accounting Officer (the “CAO Employment Agreement”), effective as of June 16, 2026 (the “Effective Date”) through August 15, 2029 (the “CAO Expiration Date”). The CAO Employment Agreement provides a minimum annual base salary of $475,000, retroactive to April 1, 2026 (subject to annual review and potential increase in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”)). The CAO Employment Agreement also provides for an annual target bonus opportunity equal to 45% of actual salary dollars paid during the applicable year, retroactive to April 1, 2026. The CAO Employment Agreement provides that Mr. Sherin will continue to participate, subject to his continued employment by the Company, in such long-term equity and other incentive programs that are made available in the future to similarly-situated executives of the Company. For each award cycle during the term of the CAO Employment Agreement, it is expected that Mr. Sherin will receive annual grants of cash and/or equity awards with an annual aggregate target value of not less than $400,000. In addition, pursuant to the CFO Employment Agreement, in October 2026, Mr. Sherin will be recommended to the Compensation Committee to receive additional grants of long-term incentive awards for 2026 with a total target value of $60,000 consisting of (i) an award of restricted stock units with aggregate grant date fair value of $30,000 and (ii) a cash performance award with a target value of $30,000, which awards will vest in accordance with the vesting schedule applicable to Mr. Sherin’s previously approved 2026 long-term incentive awards. Mr. Sherin remains eligible to participate in the Company’s standard benefit programs, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans.

If, prior to the CAO Expiration Date, Mr. Sherin’s employment with the Company is terminated by the Company other than for cause, then, subject to Mr. Sherin’s execution of a severance agreement (including an effective release of claims), the Company will provide Mr. Sherin with the following benefits and rights: (a) a cash severance payment in an amount determined by the Compensation Committee, but in no event less than one and one-half times the sum of Mr. Sherin’s annual base salary and annual target bonus and (b) a prorated annual bonus for the year of termination and any unpaid annual bonus for the preceding year.

The CAO Employment Agreement contains certain covenants by Mr. Sherin, including a noncompetition agreement that restricts Mr. Sherin’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company, if Mr. Sherin’s employment terminates prior to the CAO Expiration Date.

The foregoing description of the terms of the CAO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the CAO Employment Agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company held its annual meeting of stockholders (the “Annual Meeting”) on June 16, 2026. In accordance with the Company’s amended and restated certificate of incorporation as then in effect, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in detail in the Company’s proxy statement on Schedule 14A for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 30, 2026.

(b)    Stockholders voted on the matters set forth below. The final results for the votes regarding each proposal are set forth below.

1.    The Company’s Class A stockholders elected the three directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Matthew C. Blank	12,124,766	9,680,178	5,599,838
Debra G. Perelman	12,137,870	9,667,074	5,599,838
Carl E. Vogel	5,853,965	15,950,979	5,599,838

The Company’s Class B stockholders elected the seven directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
James L. Dolan	114,844,080	0	0
Christopher J. Cox	114,844,080	0	0
Aidan J. Dolan	114,844,080	0	0
Kristin Dolan	114,844,080	0	0
Thomas C. Dolan	114,844,080	0	0
Brian G. Sweeney	114,844,080	0	0
Vincent Tese	114,844,080	0	0

2.    The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
142,138,711	98,835	11,316	0

3.    The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved, on an advisory basis (non-binding), the compensation of the Company’s Named Executive Officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
121,381,952	15,219,121	47,951	5,599,838

4.    The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved a proposal recommending the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
132,943,297	3,695,457	10,270	5,599,838

9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Item
10.1	CFO Employment Agreement, dated June 16, 2026, by and between AMC Global Media Inc. and Hozefa Lokhandwala.
10.2	CAO Employment Agreement, dated June 16, 2026, by and between AMC Global Media Inc. and Michael J. Sherin III.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Global Media Inc.

Date:	June 17, 2026	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Secretary